Exhibit 99.1

NEWS RELEASE
RLI Corp.	9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby
(309) 693-5880
Aaron.Jacoby@rlicorp.com
www.rlicorp.com

RLI Reports 2012 Fourth Quarter and Year-End Results

PEORIA, ILLINOIS, January 23, 2013 — RLI Corp. (NYSE: RLI) — RLI Corp. reported fourth quarter 2012 operating earnings of $19.2 million ($0.89 per share), compared to $28.2 million ($1.31 per share) for the fourth quarter of 2011. For the year ended December 31, 2012, operating earnings were $86.9 million ($4.02 per share) compared to $115.5 million ($5.39 per share) for the 2011 fiscal year.

	Fourth Quarter		Full Year
Earnings Per Diluted Share	2012	2011*	2012	2011*
Operating earnings (1)	$0.89	$1.31	$4.02	$5.39
Net earnings	$1.16	$1.39	$4.79	$5.91

*2011 results were revised to reflect the retrospective adoption of a new accounting standard for policy acquisition costs.

(1) See discussion of non-GAAP financial measures on page 3.

Highlights for the quarter included:

•                  11% growth in gross premiums written.

•                  Underwriting income of $8.5 million, resulting in a combined ratio of 94.3.

•                  $7.5 million net increase in underwriting income resulting from favorable development on prior years’ loss reserves.

•                  $13.2 million net decrease in underwriting income resulting from Hurricane Sandy.

•                  Special dividend of $5.00 per share, representing $106.3 million returned to shareholders and resulting in a tax benefit of $2.9 million as dividends to the ESOP are fully deductible.

•                  $6.6 million dividend from Maui Jim, Inc. resulting in a tax benefit on dividends received from affiliates of $1.8 million.

Highlights for the year included:

•                  12% growth in gross premiums written.

•                  Underwriting income of $63.6 million, resulting in a combined ratio of 89.0.

•                  17th consecutive year of underwriting income.

•                  Book value per share of $37.45 at year end, representing an increase of 17%, inclusive of dividends.

•                  $59.8 million net increase in underwriting income resulting from favorable development on prior years’ loss reserves.

•                  $30.8 million net decrease in underwriting income resulting from catastrophe events including Hurricane Sandy.

•                  Comprehensive earnings of $129.2 million ($5.99 per share).

“We delivered solid financial results during the fourth quarter,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “We achieved good top line growth and reported a 94.3 combined ratio, despite the impact of Hurricane Sandy.”

“I am also pleased to report favorable underwriting results for the year, particularly in light of increased natural catastrophe events that occurred in the U.S.,” said Michael. “Throughout 2012, we remained focused on disciplined underwriting and execution. We expanded our product portfolio through new business initiatives including the acquisition of Rockbridge Underwriting, the addition of a recreational vehicle insurance product and other initiatives. Our collective efforts during the year resulted in an 89 combined ratio. In addition, we were able to reward our shareholders by returning $106.3 million through a special dividend.”

“Our performance can be attributed to the expertise and dedication of our talented employees. Their hard work has positioned RLI for future growth and will allow us to take advantage of new opportunities created by improving market conditions,” said Michael.

—more—

Underwriting income

RLI achieved $8.5 million of underwriting income in the fourth quarter of 2012 on a 94.3 combined ratio, compared to $25.6 million of underwriting income on an 82.3 combined ratio in the same quarter for 2011. The quarter was impacted by hurricane losses with a $13.2 million net decrease in underwriting income due to Hurricane Sandy.

For the year, RLI achieved $63.6 million of underwriting income on an 89.0 combined ratio, compared to $110.2 million of underwriting income on a 79.6 combined ratio in 2011. Results for 2012 include $59.8 million in favorable development in prior years’ loss reserves, compared to $91.7 million in favorable development in prior years’ loss reserves in 2011.

The following table highlights annual underwriting income and combined ratios by segment:

Underwriting Income
(in millions)	2012	2011*
Casualty	$25.4	$61.4
Property	11.7	30.3
Surety	26.5	18.5
Total	$63.6	$110.2

Combined Ratio	2012	2011*
Casualty	90.5	74.0
Property	94.3	85.1
Surety	75.1	81.3
Total	89.0	79.6

*2011 results were revised to reflect the retrospective adoption of a new accounting standard for policy acquisition costs.

Other income

RLI’s net investment income for the quarter declined 10.8% to $14.5 million, compared to the same period in 2011. For the year ended December 31, 2012, investment income was $58.8 million versus $63.7 million for the 2011 fiscal year. The decline in investment income was due to lower reinvestment rates as well as higher allocation to tax-exempt municipal bonds, which have lower pre-tax yields than taxable alternatives. The investment portfolio’s total return was 0.4% for the quarter. The bond portfolio returned 0.7% in the quarter, and the equity portfolio’s return was -0.8%. For the year ended December 31, 2012, the investment portfolio’s total return was 7.5% with the bond portfolio returning 6.4% and equities returning 11.5%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $13.2 million for the quarter ($0.61 per share) compared to $57.6 million ($2.68 per share) for the same quarter in 2011. Full-year comprehensive earnings were $129.2 million ($5.99 per share), compared to $147.9 million ($6.90 per share) in 2011.

During the quarter, equity in loss of unconsolidated investee was $0.1 million compared to a loss of $0.7 million from the same period last year, both of which reflect seasonal results. These results are related to Maui Jim, Inc., a producer of premium sunglasses. For the year ended December 31, 2012, equity in earnings of unconsolidated investee was $8.9 million, a 36% increase compared to 2011. During the quarter, RLI received a $6.6 million dividend from Maui Jim, Inc., which resulted in a tax benefit on dividends received from affiliates of $1.8 million ($0.09 per share).

Special and regular dividends

On December 20, 2012, RLI paid an extraordinary cash dividend of $5.00 per share, which totaled $106.3 million, and a regular quarterly dividend of $0.32 per share, which totaled $6.8 million. RLI has paid dividends for 146 consecutive quarters and increased regular dividends in each of the last 37 years. The company’s regular quarterly dividend has grown an average of 13.8% over the last 10 years.

Recently adopted accounting standard

As previously disclosed in RLI’s Annual Report on Form 10-K for the year ended December 31, 2011, subsequent 10-Q Quarterly Reports, and the Form 8-K Current Report filed on December 17, 2012, accounting guidance for deferred acquisition costs incurred by insurance entities changed in 2012 under ASU 2010-26, Financial Services — Insurance (Topic 944) Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts. Prior period amounts have been presented on a comparative basis.

Non-GAAP measures

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Other news

At 10 a.m. central time (CT) tomorrow, January 24, 2013, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at www.rlicorp.com.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission; including the Form 10-K Annual Report for the year ended December 31, 2011.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving niche or underserved markets. RLI operates in all 50 states from office locations across the country. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company, RLI Indemnity Company and Contractors Bonding and Insurance Company — are rated A+ “Superior” by A.M. Best Company.

For additional information, contact Aaron Jacoby, Vice President, Corporate Development at 309-693-5880 or at aaron.jacoby@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per Share
	2012	2011		2012	2011
	4th Qtr	4th Qtr		12 Mos.	12 Mos.
Operating Earnings Per Share	$0.89	$1.31	(1)	$4.02	$5.39	(1)

Specific items included in operating earnings per share: (2) (3)
• Favorable development on casualty prior years’ reserves	$0.15	$0.32		$1.16	$2.27
• Favorable (unfavorable) development on property prior years’ reserves	$0.09	$(0.02)		$0.33	$0.30
• Favorable (unfavorable) development on surety prior years’ reserves	$(0.02)	$0.02		$0.23	$0.22
• Catastrophe impact
• 2012 events	$(0.40)	$—		$(0.93)	$—
• 2011 and prior events	$0.01	$0.05		$0.08	$(0.49)
• Gain from tax benefit of special dividend to ESOP (4)	$0.13	$0.13		$0.13	$0.13
• Gain from change in tax rate applicable to Maui Jim (5)	$0.09	$—		$0.09	$—

(1)    2011 results revised due to the retrospective adoption of a new accounting standard for policy acquisition costs.

(2)    Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(3)    Reserve development reflects changes from previously estimated losses.

(4)    Dividends paid in an ESOP on employer securities are fully deductible from taxable income and result in a 35% tax benefit.

(5)    As required under the accounting standard for income taxes, the gain reflects the tax benefit of applying the lower tax rate applicable to dividends received from an affiliate (7%) as compared to the corporate capital gains tax rate (35%) on which tax estimates were based.

RLI CORP.

2012 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011 (1)	% Change	2012	2011 (1)	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$147,764	$145,023	1.9%	$576,571	$538,452	7.1%
Net investment income	14,491	16,244	-10.8%	58,831	63,681	-7.6%
Net realized investment gains	9,139	2,691	239.6%	25,372	17,036	48.9%
Consolidated revenue	171,394	163,958	4.5%	660,774	619,169	6.7%

Loss and settlement expenses	78,159	58,048	34.6%	271,645	200,084	35.8%
Policy acquisition costs	50,730	49,083	3.4%	196,362	183,868	6.8%
Other insurance expenses	10,376	12,265	-15.4%	44,971	44,312	1.5%
Interest expense on debt	1,513	1,513	0.0%	6,050	6,050	0.0%
General corporate expenses	1,966	2,203	-10.8%	7,867	7,766	1.3%
Total expenses	142,744	123,112	15.9%	526,895	442,080	19.2%

Equity in earnings (loss) of unconsolidated investee	(75)	(718)	89.6%	8,853	6,497	36.3%

Earnings before income taxes	28,575	40,128	-28.8%	142,732	183,586	-22.3%
Income tax expense	3,478	10,197	-65.9%	39,386	56,988	-30.9%
Net earnings	$25,097	$29,931	-16.2%	$103,346	$126,598	-18.4%

Other comprehensive earnings (loss), net of tax	(11,868)	27,656	—	25,845	21,333	21.2%
Comprehensive earnings	$13,229	$57,587	-77.0%	$129,191	$147,931	-12.7%

Operating earnings:(2)
Net earnings	$25,097	$29,931	-16.2%	$103,346	$126,598	-18.4%
Less: Realized investment gains, net of tax	5,941	1,749	239.7%	16,492	11,073	48.9%
Operating earnings	$19,156	$28,182	-32.0%	$86,854	$115,525	-24.8%

Return on Equity:
Net earnings (trailing four quarters)				12.4%	15.7%
Comprehensive earnings (trailing four quarters)				15.5%	18.3%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	21,590	21,472		21,580	21,434

EPS from operations (2)	$0.89	$1.31	-32.1%	$4.02	$5.39	-25.4%
Realized gains, net of tax	0.27	0.08	237.5%	0.77	0.52	48.1%
Net earnings per share	$1.16	$1.39	-16.5%	$4.79	$5.91	-19.0%
Comprehensive earnings per share	$0.61	$2.68	-77.2%	$5.99	$6.90	-13.2%

Cash dividends per share - ordinary	$0.32	$0.30	6.7%	$1.26	$1.19	5.9%
Cash dividends per share - special	$5.00	$5.00	—	$5.00	$5.00	—

Net Cash Flow provided by Operations	$24,211	$2,069	1,070%	$37,365	$117,991	-68.3%

(1)  Revised due to the retrospective adoption of a new accounting standard for policy acquisition costs.

(2)  See discussion of non-GAAP financial measures on page 3.

RLI CORP.

2012 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2012	2011 (1)	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,390,317	$1,406,550	-1.2%
(amortized cost - $1,306,084 at 12/31/12)
(amortized cost - $1,345,961 at 12/31/11)
Equity securities	375,788	388,689	-3.3%
(cost - $240,287 at 12/31/12)
(cost - $269,400 at 12/31/11)
Cash and cash equivalents	74,776	105,049	-28.8%
Total investments and cash	1,840,881	1,900,288	-3.1%

Premiums and reinsurance balances receivable	139,355	124,496	11.9%
Ceded unearned premiums	73,192	61,629	18.8%
Reinsurance recoverable on unpaid losses	359,884	353,805	1.7%
Deferred acquisition costs	52,344	52,105	0.5%
Property and equipment	27,987	20,104	39.2%
Investment in unconsolidated investee	52,128	49,968	4.3%
Goodwill and intangibles	76,113	60,482	25.8%
Other assets	22,748	31,957	-28.8%
Total assets	$2,644,632	$2,654,834	-0.4%

Unpaid losses and settlement expenses	1,158,483	1,150,714	0.7%
Unearned premiums	369,346	341,267	8.2%
Reinsurance balances payable	43,959	50,861	-13.6%
Funds held	56,633	110,555	-48.8%
Long-term debt - bonds payable	100,000	100,000	0.0%
Income taxes - deferred	55,566	37,867	46.7%
Accrued expenses	49,933	58,883	-15.2%
Other liabilities	14,349	12,053	19.0%
Total liabilities	1,848,269	1,862,200	-0.7%
Shareholders’ equity	796,363	792,634	0.5%
Total liabilities & shareholders’ equity	$2,644,632	$2,654,834	-0.4%

OTHER DATA
Common shares outstanding (in 000’s)	21,263	21,162
Book value per share	$37.45	$37.46	0.0%
Closing stock price per share	$64.66	$72.86	-11.3%
Cash dividends per share - ordinary	$1.26	$1.19	5.9%
Cash dividends per share - special	$5.00	$5.00	—
Statutory Surplus	$684,072	$710,186	-3.7%

(1)  Revised due to the retrospective adoption of a new accounting standard for policy acquisition costs.

RLI CORP.

2012 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended December 31,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2012

Gross premiums written	$102,987		$53,344		$26,684		$183,015
Net premiums written	71,833		35,909		24,844		132,586
Net premiums earned	70,288		50,821		26,655		147,764
Net loss & settlement expenses	42,012	59.8%	31,349	61.7%	4,798	18.0%	78,159	52.9%
Net operating expenses	25,246	35.9%	19,097	37.6%	16,763	62.9%	61,106	41.4%
Underwriting income	$3,030	95.7%	$375	99.3%	$5,094	80.9%	$8,499	94.3%

2011 (1)

Gross premiums written	$86,614		$51,542		$26,110		$164,266
Net premiums written	61,867		36,005		24,497		122,369
Net premiums earned	62,261		55,645		27,117		145,023
Net loss & settlement expenses	31,382	50.4%	21,470	38.6%	5,196	19.2%	58,048	40.0%
Net operating expenses	23,127	37.1%	19,496	35.0%	18,725	69.1%	61,348	42.3%
Underwriting income	$7,752	87.5%	$14,679	73.6%	$3,196	88.3%	$25,627	82.3%

Twelve Months Ended December 31,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2012

Gross premiums written	$391,639		$279,726		$113,434		$784,799
Net premiums written	284,058		202,971		106,057		593,086
Net premiums earned	267,697		202,402		106,472		576,571
Net loss & settlement expenses	144,106	53.8%	115,707	57.2%	11,832	11.1%	271,645	47.1%
Net operating expenses	98,152	36.7%	75,003	37.1%	68,178	64.0%	241,333	41.9%
Underwriting income	$25,439	90.5%	$11,692	94.3%	$26,462	75.1%	$63,593	89.0%

2011 (1)

Gross premiums written	$325,697		$270,097		$106,313		$702,107
Net premiums written	238,611		210,904		100,123		549,638
Net premiums earned	236,198		203,660		98,594		538,452
Net loss & settlement expenses	85,091	36.0%	101,969	50.1%	13,024	13.2%	200,084	37.2%
Net operating expenses	89,710	38.0%	71,359	35.0%	67,111	68.1%	228,180	42.4%
Underwriting income	$61,397	74.0%	$30,332	85.1%	$18,459	81.3%	$110,188	79.6%

(1)  Revised due to the retrospective adoption of a new accounting standard for policy acquisition costs.